UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2015

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 10, 2015, Lindblad Expeditions Holdings, Inc., formerly Capitol Acquisition Corp. II (the “Company”), filed a report on Form 8-K that included exhibits for which confidential treatment was requested from the Securities and Exchange Commission (the “SEC”). The sole purpose of this Amendment No. 2 on Form 8-K (this “Amendment No. 2”) is to refile Exhibit 10.18, for which confidential treatment was requested, to include information that was previously redacted pursuant to the confidential treatment request. Exhibit 10.18 hereto supersedes in its entirety Exhibit 10.18 previously filed with the Form 8-K on July 10, 2015. Other than disclosing information that was previously redacted, the exhibit filed with this Amendment No. 2 remains unchanged from Exhibit 10.18 filed with the Form 8-K on July 10, 2015. Nothing in the Form 8-K is being amended other than the re-filing of Exhibit 10.18 as described above.

This Amendment No. 2 should be read in conjunction with the Form 8-K filed on July 10, 2015, as amended on August 7, 2015, and the Company’s other filings with the SEC. Except as stated herein, this Amendment No. 2 does not reflect events occurring after the filing of the Form 8-K on July 10, 2015.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.18 Alliance and License Agreement, dated as of December 12, 2011, by and between National Geographic Society and Lindblad Expeditions, Inc. †

† Certain portions of the exhibit have been omitted pursuant to a request for confidential treatment. An unredacted copy of the exhibit has been filed separately with the United States Securities and Exchange Commission pursuant to a request for confidential treatment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

September 2, 2015	By:	/s/ Sven-Olof Lindblad
Sven-Olof Lindblad; President and CEO

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